November 4, 2021 Conduent Q3 2021 Earnings Results

2 Forward-Looking Statements This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," "if,” “growing,” “projected,” “potential,” “likely,” and similar expressions, as they relate to us, are intended to identify forward- looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; general market and economic conditions; our transformation progress; future Net ARR activity metric Impact indicating future potential annualized revenue impact; our continued focus on improving growth, quality and efficiency across our people, processes and technology; our strategy of continuing to drive value for clients and shareholders and positioning us for long-term success; expectations regarding the benefits of our permanent cost savings actions in 2021; our solid game plan for 2021; our belief that we are well positioned to continue our progress towards growth; and our projected financial performance for the full year 2021, including all statements made under the section captioned “Updated FY 2021 Outlook” within this release. In addition, all statements regarding the anticipated effects of the novel coronavirus, or COVID-19, pandemic and the responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, customers, and markets, results of operations and financial condition and anticipated actions to be taken by management to sustain our business during the economic uncertainty caused by the pandemic and related governmental and business actions, as well as other statements that are not strictly historical in nature, are forward looking. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied herein as anticipated, believed, estimated, expected or intended or using other similar expressions. In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this presentation, any exhibits to this presentation and other public statements we make. Our actual results may vary materially from those expressed or implied in our forward-looking statements. These forward- looking statements are also subject to the significant continuing impact of the COVID-19 pandemic on our business, operations, financial results and financial condition, which is dependent on developments which are highly uncertain and cannot be predicted. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: the significant continuing effects of the ongoing COVID-19 pandemic on our business, operations, financial results and financial condition, which is dependent on developments which are highly uncertain and cannot be predicted; government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our reliance on third-party providers; our ability to deliver on our contractual obligations properly and on time; changes in interest in outsourced business process services; risk and impact of geopolitical events, natural disasters and other factors (such as pandemics, including coronavirus) in a particular country or region on our workforce, customers and vendors; claims of infringement of third-party intellectual property rights; our ability to estimate the scope of work or the costs of performance in our contracts; the loss of key senior management and our ability to attract and retain necessary technical personnel and qualified subcontractors; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings and protect our intellectual property rights; our ability to modernize our information technology infrastructure and consolidate data centers; the failure to comply with laws relating to individually identifiable information and personal health information; the failure to comply with laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to comply with data security standards; changes in tax and other laws and regulations; risk and impact of potential goodwill and other asset impairments; our significant indebtedness; our ability to obtain adequate pricing for our services and to improve our cost structure; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to receive dividends or other payments from our subsidiaries; developments in various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being involved in a variety of claims, lawsuits, investigations and proceedings; conditions abroad, including local economics, political environments, fluctuating foreign currencies and shifting regulatory schemes; changes in government regulation and economic, strategic, political and social conditions; changes in the volatility of our stock price and the risk of litigation following a decline in the price of our stock; the impact of the ongoing COVID-19 pandemic; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2020 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. Cautionary Statements

3 Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section in this document for a discussion of these non-GAAP measures and their reconciliation to the reported U.S. GAAP measures. Cautionary Statements

4 Q3 2021 Highlights Q3 Results / Metrics • Q3 Revenue: $1,038M • Adj. EBITDA(1): $130M • Adj. EBITDA Margin(1) :12.5% • TCV new business signings: $344M, $1,475M YTD • New business ARR signings: $87M, $297M YTD • Net ARR Activity Impact (TTM)(2): $132M, up 25% Qtr/Qtr Q3 Highlights • Revenue and EBITDA continue to stabilize year over year and reflect mix in revenue, won/lost business, and short term cost savings in the prior year • Net ARR Activity Metric (TTM)(2) - Positive for the fourth consecutive quarter • Continued improvement and focus on operational excellence • Select Q3 Accolades - Toll Excellence President’s Award for Innovation, Top Employer Recognition in the Philippines, South Carolina Governor’s Committee on Employment of People with Disabilities Award • Debt Refinancing successfully completed as planned (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted EBITDA/Margin. (2) Full definition in the Appendix.

5 Growth and Retention New Business TCV Signings (incl. ARR + NRR) Sales Update Net ARR Activity (TTM)(1,2) (1) Full definition in the Appendix. (2) Trailing Twelve Months. $468M $1,415M $344M $1,475M 2020 2021 Q3 YTD $—M $1,000M $2,000M New Business ARR $96M $258M $87M $297M 2020 2021 Q3 YTD $—M $200M $400M New Business TCV Signing by Segment $189M $92M $63M Commercial Government Transportation $60 $87 $106 $132 Q4' 20 Q1' 21 Q2' 21 Q3' 21 $— $50 $100 $150

6 Continuing Our Momentum A collaborative, teamwork-oriented culture laser-focused on driving valuable outcomes for clients

7 Financials

8 Q3 2021 P&L Metrics $1,041M $1,038M Q3 '20 Q3 '21 $—M $500M $1,000M $1,500M (0.3)% Y/Y (0.5)% in CC Revenue $141M / 13.5% $130M / 12.5% Q3 '20 Q3 '21 $0M $50M $100M $150M Adj. EBITDA(1) / Margin (7.8)% Y/Y • Revenue: ◦ Revenue stability driven by new business ramp and government payments volume offset by lost business from prior years. • Adj. EBITDA(1): ◦ Adj. EBITDA decline driven by ~$14M temporary cost savings in Q3 '20, offset by revenue mix in government and lower employee medical expenses • Adj. EBITDA Margin(1): ◦ 12.5%, down 100 bps Y/Y (6.3)% (8.6)% (5.2)% (4.0)% (2.2)% 1.0% (0.3)% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Revenue Trend (Y/Y Compare) (2) (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted EBITDA/margin. (2) Q1 2019 Revenue adjusted for divestitures in Y/Y comparison.

9 $53M $133M $25M $(81)M $130M Commercial Industries Government Services Transportation Unallocated Costs & Other Adjusted EBITDA Q3 2021 P&L by Segment (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted EBITDA/margin. Commercial Industries, $509M Government Services, $349M Transportation, $180M 2.9% Y/Y 0.3% Y/Y (1.7)% Y/Y (29)% Y/Y 4% Y/Y (5)% Y/Y • Commercial: Revenue impacted by new business ramp, more than offset by lost business from prior years. • Government: Growth driven by payments activity (COVID-19) and new business ramp, partially offset by lost business from prior years. • Transportation: Growth driven by increased volumes and new business ramp, partially offset by lost business from prior years. • Commercial: Adj. EBITDA decline driven by revenue mix and short term cost savings in the prior year; margin 10.4% down (40) bps Y/Y. • Government: Adj. EBITDA improvement driven by revenue mix; margin 38.1% up 130 bps Y/Y. • Transportation: Adj. EBITDA decline driven by revenue mix and short term cost savings in the prior year; margin 13.9% down (610) bps Y/Y. Revenue Adj. EBITDA(1) Contributions (8)% Y/Y

10 Q3 2021 Cash Flow and Balance Sheet Q3 2021 Cash Balance Changes Balance Sheet For the complete set of footnotes associated with this slide, please refer to the last page of the Appendix. ($ in millions) 12/31/2020 9/30/2021 Total Cash(2) $458 $400 Total Debt(2) 1,510 1,405 Term Loan A(3,4) due 12/2022 654 585 Term Loan B(3) due 12/2023 816 810 Revolving Credit Facility due 2022(5) — — 10.5% Senior Notes due 2024 34 — Finance leases and Other loans 24 23 Net adjusted leverage ratio(7) 2.1x 2.0x Debt Maturity Post Refinancing(8) $403M $23M $(26)M $400 Cash Beginning of Period Adjusted Free Cash Flow (1) Financing and Other Adjustments Cash End of Period • Q3 2021 Adj. Free Cash Flow(1): $23M • Q3 2021 Capex(6) as % of revenue: 2.9% • Net adjusted leverage ratio(7) of 2.0x • $400M of cash(2) at end of Q3 2021 • Debt Refinance Completed 10/15/2021 $100M$18M $18M $18M $18M $217M $5M $484M $520M Revolver Term Loan A & B Senior Notes 2022 2023 2024 2025 2026 2027 2028 2029

11 Updated FY 2021 Outlook (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted EBITDA/Margin. (2) Refer to Appendix for definition and complete non-GAAP reconciliation of Adjusted Free Cash Flow. (3) Normalized for the impact of deferred payroll taxes primarily related to the CARES Act, Adjusted Free Cash Flow for 2020 is approximately 16% and 2021 is approximately 25%. FY 2020 Actuals Updated FY 2021 Outlook Revenue $4,163M $4,100M - $4,175M Adj. EBITDA(1) / Adj. EBITDA Margin(1) $480M / 11.5% 11.25% - 11.75% Adj. Free Cash Flow(2) as % of Adj. EBITDA(1) 28% (3) Approx. 20% (3) Restructuring $67M $45M - $50M CapEx $139M Approx. $150M

12 Appendix

Sales Metrics

CONDUENT

TCV Signings (incl. ARR + NRR)



$2,000M
$1,000M
$0M
506
209
515
324
912
623
745
468
637
519
273
356
825
775
276
344
Q4' 19
Q1' 20
Q2' 20
Q3' 20
Q4' 20
Q1' 21
Q2' 21
Q3' 21
New Business
Renewal

TCV Signings (incl. ARR + NRR) (TTM)



$3,000M
$2,000M
$1,000M
$0M
996
1,095
1,390
1,624
1,934
1,966
2,118
1,993
Q4' 19
Q1' 20
Q2' 20
Q3' 20
Q4' 20
Q1' 21
Q2' 21
Q3' 21
New Business

New Business (ARR + NRR Breakdown)



$400M
$200M
$0M
42
74
44
57
76
105
58
96
77
95
127
95
152
115
70
87
Q4' 19
Q1' 20
Q2' 20
Q3' 20
Q4' 20
Q1' 21
Q2' 21
Q3' 21
NB ARR
NB NRR

Implied New Business Avg. Contract Length



7.5yrs
5.0yrs
2.5yrs
—yrs
2.3yrs
4.9yrs
5.2yrs
4.3yrs
4.7yrs
2.4yrs
5.4yrs
3.1yrs
Q4' 19
Q1' 20
Q2' 20
Q3' 20
Q4' 20
Q1' 21
Q2' 21
Q3' 21

13

14 Government Revenue Trend (10.8)% 1.5% 8.7% 6.8% 9.7% 2.1% 0.3% Revenue Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Transportation Revenue Trend 2.7% (14.9)% (12.9)% (5.9)% (2.6)% 12.1% 2.9% Revenue Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Commercial Revenue Trend (6.5)% (12.2)% (10.2)% (8.4)% (8.0)% (3.3)% (1.7)% Revenue Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Segment Revenue Trend Improving trends and opportunity across segments • Commercial: ◦ As COVID-19 impacts in Business Operations Solutions and Healthcare offerings lap and lessen, segment positioned well for recovery ◦ Rising interest rates should drive revenue expansion in BenefitWallet offering (longer-term opportunity) • Transportation: ◦ As COVID-19 impacts lap and lessen, segment positioned well for recovery • Government: ◦ COVID-19 volumes expected to decline beginning Q4 2021

15 Definitions New Business Total Contract Value (TCV): Estimated total future revenues from contracts signed during the year related to new logo, new service line or expansion with existing customers. New Business Non-Recurring Revenue (NRR): metric measures the non-recurring revenue for any new business signing, includes: i. Signing value of any contract with term less than 12 months ii. Signing value of project based revenue, not expected to continue long term. New Business Annual Recurring Revenue (ARR): metric measures the revenue from recurring services provided to the client for any new business signing. ARR represents the recurring services provided to a customer with the opportunity for renewal at the end of the contract term. The calculation of ARR is (Total Contract Value less Non-Recurring Revenue) divided by the Contract Term. Renewal TCV Signings: Estimated total future revenues from contracts signed during the year related to renewals. Renewal Signings Annual Recurring Revenue (ARR): metric measures the revenue from recurring services provided to the client for any renewal signing. ARR represents the recurring services provided to a customer with the opportunity for renewal at the end of the contract term. The calculation of ARR is (Total Contract Value less Non-Recurring Revenue) divided by the Contract Term. Net ARR Activity: Projected Annual Recurring Revenue for contracts signed in the prior 12 months, less the annualized impact of any client losses, contractual volume and price changes, and other known impacts for which the company was notified in that same time period, which could positively or negatively impact results. The metric annualizes the net impact to revenue. Timing of revenue impact varies and may not be realized within the forward 12-month timeframe. The metric is for indicative purposes only. This metric excludes COVID-related volume impacts and non-recurring revenue signings. This metric is not indicative of any specific 12 month timeframe. Total New Business Pipeline (Cumulative Pipeline): TCV pipeline of deals in all sell stages. Extends past next 12 month period to include total pipeline. Excludes the impact of divested business as required. Implied New Business Average Contract Length: (New business TCV – New business NRR) / New business ARR = Implied New Business Average Contract Length.

16 Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non- GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate. We make adjustments to Net Income (Loss) before Income Taxes for the following items, as applicable, to the particular financial measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate: • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Goodwill impairment. This represents Goodwill impairment charges related to the unanticipated losses of certain customer contracts, lower potential future volumes and lower than expected new customer contracts for all reporting units. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Litigation costs (recoveries), net. Litigation costs (recoveries), net represents provisions for various matters subject to litigation. • Other charges (credits). This includes Other (income) expenses, net on the Condensed Consolidated Statements of Income (loss) and other insignificant (income) expense associated with providing transition services on the California Medicaid contract loss and other adjustments. • Divestitures. Revenue from divestitures in the first quarter of 2019. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. Non-GAAP Financial Measures

17 Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Operating Margin, as applicable, for the following items, for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin: • Amortization of acquired intangible assets. • Restructuring and related costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other charges (credits). • Divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. Non-GAAP Financial Measures

18 Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA Margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable: • Restructuring and related costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other charges (credits). Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner. Non-GAAP Financial Measures

19 Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted Free Cash Flow is defined as Free Cash Flow from above plus deferred compensation payments, transaction costs, costs related to the Texas litigation, and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities and for performance based components of employee compensation; by excluding certain deferred compensation costs and our one-time Texas settlement costs, as well as transaction costs and transaction cost tax benefits related to acquisitions or divestitures, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs. Revenue at Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing the outlook for Adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable U.S. GAAP financial measure. A description of the adjustments which historically have been applicable in determining Adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided an outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Adjusted Free Cash Flow is provided as a factor of expected Adjusted EBITDA, see above. For the same reason, we are unable to provide GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments. Non-GAAP Financial Measures

20 Non-GAAP Reconciliations (in millions) Q3 2021 Q2 2021 Q1 2021 FY 2020 Q4 2020 Q3 2020 Q2 2020 Q1 2020 Revenue $ 1,038 $ 1,026 $ 1,028 $ 4,163 $ 1,055 $ 1,041 $ 1,016 $ 1,051 Foreign currency impact (3) (10) (7) 1 (5) (2) 4 4 Revenue at Constant Currency $ 1,035 $ 1,016 $ 1,021 $ 4,164 $ 1,050 $ 1,039 $ 1,020 $ 1,055 ADJUSTED NET INCOME (LOSS) Income (Loss) From Continuing Operations $ 11 $ 12 $ (11) $ (118) $ (11) $ (7) $ (51) $ (49) Adjustments: Amortization of acquired intangible assets(1) 31 32 40 239 59 60 60 60 Restructuring and related costs 10 8 13 67 11 20 29 7 Loss on extinguishment of debt — 2 — — — — — — (Gain) loss on divestitures and transaction costs — (1) 2 17 3 8 2 4 Litigation costs — 1 1 20 — — 14 6 Other charges (credits) 4 — — (6) 1 (1) (1) (5) Total Non-GAAP Adjustments 45 42 56 337 74 87 104 72 Income tax adjustments(2) (12) (8) (9) (75) (17) (23) (26) (9) Adjusted Net Income (Loss) $ 44 $ 46 $ 36 $ 144 $ 46 $ 57 $ 27 $ 14 Revenue at Constant Currency, Adjusted Net Income (Loss), Adjusted Effective Tax Rate, Adjusted Operating Income (Loss) and Adjusted EBITDA

21 CONTINUED (in millions) Q3 2021 Q2 2021 Q1 2021 FY 2020 Q4 2020 Q3 2020 Q2 2020 Q1 2020 ADJUSTED EFFECTIVE TAX Income (Loss) Before Income Taxes $ 19 $ 19 $ (9) $ (139) $ (11) $ (13) $ (64) $ (51) Adjustment: Total Non-GAAP Adjustments 45 42 56 337 74 87 104 72 Adjusted PBT $ 64 $ 61 $ 47 $ 198 $ 63 $ 74 $ 40 $ 21 Income tax expense (benefit) $ 8 $ 7 $ 2 $ (21) $ — $ (6) $ (13) $ (2) Income tax adjustments(2) 12 8 9 75 17 23 26 9 Adjusted Income Tax Expense (Benefit) 20 15 11 54 17 17 13 7 Adjusted Net Income (Loss) $ 44 $ 46 $ 36 $ 144 $ 46 $ 57 $ 27 $ 14 ADJUSTED OPERATING INCOME (LOSS) Income (Loss) Before Income Taxes $ 19 $ 19 $ (9) $ (139) $ (11) $ (13) $ (64) $ (51) Adjustment: Total non-GAAP adjustments 45 42 56 337 74 87 104 72 Interest expense 12 13 13 60 14 14 15 17 Adjusted Operating Income (Loss) $ 76 $ 74 $ 60 $ 258 $ 77 $ 88 $ 55 $ 38

CONTINUED

(in millions)	Q3 2021	Q2 2021	Q1 2021	FY 2020	Q4 2020	Q3 2020	Q2 2020	Q1 2020
ADJUSTED EBITDA								
Income (Loss) From Continuing Operations	$ 11	$ 12	$ (11)	$ (118)	$ (11)	$ (7)	$ (51)	$ (49)
Income tax expense (benefit)	8	7	2	(21)	—	(6)	(13)	(2)
Depreciation and amortization	84	86	95	459	115	112	115	117
Contract inducement amortization	1	—	—	2	—	1	—	1
Interest expense	12	13	13	60	14	14	15	17
EBITDA	116	118	99	382	118	114	66	84
Adjustments:								
Restructuring and related costs	10	8	13	67	11	20	29	7
Loss on extinguishment of debt	—	2	—	—	—	—	—	—
(Gain) loss on divestitures and transaction costs	—	(1)	2	17	3	8	2	4
Litigation costs	—	1	1	20	—	—	14	6
Other charges (credits)	4	—	—	(6)	1	(1)	(1)	(5)
Adjusted EBITDA	$ 130	$ 128	$ 115	$ 480	$ 133	$ 141	$ 110	$ 96

1. *Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).*
2. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*

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23 Non-GAAP Reconciliations (Amounts are in whole dollars, shares are in thousands and margins are in %) Q3 2021 Q2 2021 Q1 2021 FY 2020 Q4 2020 Q3 2020 Q2 2020 Q1 2020 ADJUSTED DILUTED EPS(1) Weighted Average Common Shares Outstanding 212,633 212,450 212,250 210,018 209,981 209,244 209,129 211,093 Adjustments: Restricted stock and performance units / shares 7,184 7,715 6,952 4,969 8,483 4,592 1,413 278 Adjusted Weighted Average Common Shares Outstanding 219,817 220,165 219,202 214,987 218,464 213,836 210,542 211,371 Diluted EPS from Continuing Operations $ 0.04 $ 0.04 $ (0.06) $ (0.61) $ (0.07) $ (0.04) $ (0.25) $ (0.24) Adjustments: Total non-GAAP adjustments 0.20 0.20 0.25 1.58 0.35 0.41 0.49 0.33 Income tax adjustments(2) (0.05) (0.04) (0.04) (0.35) (0.08) (0.11) (0.12) (0.04) Adjusted Diluted EPS $ 0.19 $ 0.20 $ 0.15 $ 0.62 $ 0.20 $ 0.26 $ 0.12 $ 0.05 ADJUSTED EFFECTIVE TAX RATE Effective tax rate 38.3% 38.2% (23.4) % 15.1% — % 46.2% 20.3% 3.9 % Adjustments: Total non-GAAP adjustments (7.9) (12.5) 46.8 12.2 27.0 (23.2) 12.2 29.4 Adjusted Effective Tax Rate(2) 30.4% 25.7% 23.4% 27.3% 27.0% 23.0% 32.5% 33.3 % Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax Rate, Adjusted Operating Margin, and Adjusted EBITDA Margin

24 (Margins are in %) Q3 2021 Q2 2021 Q1 2021 FY 2020 Q4 2020 Q3 2020 Q2 2020 Q1 2020 ADJUSTED OPERATING MARGIN Income (Loss) Before Income Taxes Margin 1.8% 1.9% (0.9) % (3.3) % (1.0) % (1.2) % (6.3) % (4.9) % Adjustments: Total non-GAAP adjustments 4.3 4.0 5.4 8.1 7.0 8.4 10.2 6.9 Interest expense 1.2 1.3 1.3 1.4 1.3 1.3 1.5 1.6 Margin for Adjusted Operating Income 7.3% 7.2% 5.8% 6.2% 7.3% 8.5% 5.4% 3.6 % ADJUSTED EBITDA MARGIN EBITDA Margin 11.2 11.5 9.6 9.2 11.2 11.0 6.5 8.0 Total non-GAAP adjustments 1.3 1.0 1.6 2.3 1.4 2.5 4.3 1.1 Adjusted EBITDA Margin 12.5% 12.5% 11.2% 11.5% 12.6% 13.5% 10.8% 9.1% 1. Average shares for the 2021 and 2020 calculation of adjusted EPS excludes 5.4 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of approximately $2 million per quarter. 2. The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to divestitures, the State of Texas litigation accrual, charges for amortization of intangible assets and restructuring. CONTINUED

Non-GAAP Reconciliation: Free Cash Flow and Adj. Free Cash Flow

CONDUENT

(in millions)	Q3 2021	Q2 2021	Q1 2021	FY 2020	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Operating Cash Flow	$ 55	$ 105	$ (2)	$ 161	$ 172	$ 107	$ 74	$ (192)
Cost of additions to land, buildings and equipment	(13)	(25)	(14)	(76)	(28)	(18)	(19)	(11)
Proceeds from sale of land, buildings and equipment	—	—	—	—	—	—	—	—
Cost of additions to internal use software	(17)	(16)	(16)	(63)	(16)	(17)	(17)	(13)
Tax payment related to divestitures	—	—	—	—	—	—	—	—
Free Cash Flow	**25**	**64**	**(32)**	**22**	**128**	**72**	**38**	**(216)**
Transaction costs	—	1	1	5	2	—	2	1
Transaction costs tax benefit	—	—	—	—	—	—	—	—
Vendor financed lease payments	(2)	(3)	(2)	(11)	(2)	(3)	(2)	(4)
Texas litigation payments	—	—	—	118	—	—	—	118
Adjusted Free Cash Flow	**$ 23**	**$ 62**	**$ (33)**	**$ 134**	**$ 128**	**$ 69**	**$ 38**	**$ (101)**

The below footnotes correspond to the Cash Flow and Balance Sheet slide

(1) Refer to Appendix for complete non-GAAP reconciliations of Adjusted Free Cash Flow.

(2) Total Cash includes $6M and $8M of restricted cash as of September 30, 2021 and December 31, 2020, respectively, and Total debt excludes deferred financing costs.

(3) Revolving credit facility and Term Loan A interest rate: LIBOR + 175 bps; Term Loan B: LIBOR + 250 bps.

(4) Term Loan A includes EUR 230M, converted to USD using conversion rates on September 30, 2021.

(5) $740M of available capacity under Revolving Credit Facility as of September 30, 2021.

(6) Capex refers to Land, Buildings & Equipment plus additions to Internal Use Software.

(7) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA (not adjusted for divestitures). Adjusted ratio uses total Debt which excludes deferred financing costs.

(8) Debt maturity amounts exclude finance leases and other loans.

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